SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) October 23, 2001
                                                       ----------------


                        General DataComm Industries, Inc.
              (Exact Name of Registrant as Specified in Charter)


     Delaware                            1-8086               06-0853856
     --------                            ------               ----------
(State or Other Jurisdiction             (Commission         (IRS Employer
    of Incorporation)                    File Number)       Identification No.)


         Middlebury, Connecticut                               06762-1299
         -----------------------                               ----------
 (Address of Principal Executive Offices)                      (Zip Code)



    Registrant's telephone number, including area code (203) 758-1811
                                                       --------------



                                N/A
                                ---
        (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

As previously disclosed, the Company has received notices from its primary lenders regarding a lack of compliance with certain financial covenants of the Company's primary Loan Agreement. Despite these default issues, the Company's primary lenders have not to date terminated the revolving line of credit portion of the Loan Agreement, pursuant to which advances have been made on a discretionary basis. However, the lenders have reserved their right to declare such advances due and payable and/or limit the amount of such future advances, have been closely monitoring such advances, and have increased the interest rates on such advances (and the outstanding term loans).

The Company has received notice from its primary lenders that such lenders will not commit to make any further advances. Unless its primary lenders continue to make such advances, the Company does not have another source of capital available to fund its operations.






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





                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            General DataComm Industries, Inc.
                                            ---------------------------------
                                                      (Registrant)

                                           By:  /S/ WILLIAM G. HENRY
                                                ---------------------
                                                William G. Henry
                                                Vice President and
                                                Principal Financial Officer



Dated:  October 30, 2001
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